Exhibit 99.1

zSpace Announces 1-for-25 Reverse Stock Split

SAN JOSE, CA, April 17, 2026 – zSpace, Inc. (NASDAQ: ZSPC) (“zSpace” or the “Company”), a leading provider of augmented and virtual reality (AR/VR) solutions for education and workforce development, intends to implement a 1-for-25 reverse stock split of its common stock, par value $0.00001 per share (the “Common Stock”) with trading to begin on a split-adjusted basis at the market open April 21, 2026. Trading in the common stock will continue on The Nasdaq Capital Market under the symbol “ZSPC”. The reverse stock split is intended to increase the per-share trading price of the Common Stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The new CUSIP number for the Common Stock following the reverse stock split will be 98980W206.

The reverse stock split was approved by the Company’s Board of Directors on March 11, 2026, subject to stockholder approval, and the Company’s stockholders via written consent dated March 13, 2026.

Upon the effectiveness of the reverse stock split, every 25 shares of the Company’s issued and outstanding Common Stock will automatically be converted into one share of issued and outstanding Common Stock. No fractional shares will be issued as a result of the reverse stock split. Instead, any fractional shares that would have resulted from the split will be rounded up to the next whole number. As of April 14, 2026, there were 75,981,805 shares of Common Stock outstanding, resulting in approximately 3,039,272 shares of Common Stock outstanding following the reverse stock split.

The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding Common Stock, except for adjustments that may result from the treatment of fractional shares.

Stockholders who hold registered shares of Common Stock in registered book-entry form will not need to take any action to receive their post-reverse stock split shares of Common Stock in registered book-entry form. Stockholders who hold their shares in certificated form will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split with instructions on how to receive their post-reverse stock split shares of Common Stock. We do not expect stockholders who hold their shares in “street name” (that is, through a broker, bank, or other holder of record) will need to take any action for their accounts to reflect the post-reverse stock split quantity of shares they hold. Brokers, banks, and other nominees who hold Common Stock will process the reverse stock split for the beneficial owners of Common Stock. Such brokers, banks, and other nominees may implement different procedures than those to be followed by registered stockholders for processing the reverse stock split, particularly with respect to the treatment of fractional shares. Stockholders who hold shares of our Common Stock in “street name” and who have questions regarding the procedures of their broker, bank or other nominee for processing the reverse stock split are encouraged to contact the organization holding their shares.

About zSpace

zSpace, Inc. (NASDAQ: ZSPC) delivers innovative augmented and virtual reality (AR/VR) experiences that drive achievement in STEM, CTE, and career readiness programs. Trusted by over 3,500 school districts, technical centers, community colleges, and universities, zSpace enables hands-on “learning by doing” experiences proven to improve engagement and student outcomes. Headquartered in San Jose, California, zSpace holds more than 80 patents, with research published in the Journal of Computer Assisted Learning (2021) validating the impact of 3D virtual reality technologies on student knowledge gains.

Forward-Looking Statements

Certain statements contained in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the long-term potential of our business, ability to execute with discipline, our positioning for scalable, global growth and delivering sustainable value for our customers and shareholders. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and zSpace, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Contacts

Press Contact:
Amanda Austin
press@zspace.com
408-498-4050

Investor Relations Contact:
Gateway Group
Cody Slach, Greg Robles
949.574.3860
ZSPC@gateway-grp.com